                            STATE OF DELAWARE                             PAGE 1

                     OFFICE OF THE SECRETARY OF STATE               Exhibit 3.17

                     --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HEALTH & TENNIS CORPORATION OF AMERICA", CHANGING ITS NAME FROM "HEALTH & TENNIS CORPORATION OF AMERICA" TO "BALLY TOTAL FITNESS CORPORATION", FILED IN THIS OFFICE ON THE FIRST DAY OF JUNE A.D. 1995, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                [GREAT SEAL OF THE STATE OF DELAWARE WATERMARK]

                                             /s/       Edward J. Freel
                               [DELAWARE     -----------------------------------
                                  STATE      Edward J. Freel, Secretary of State
                                  SEAL]

0785637   8100                               AUTHENTICATION:  7523450

950120716                                              DATE:  06-01-95

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     Health & Tennis Corporation of America, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of said Corporation adopted a
resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

     RESOLVED, that the Certificate of Incorporation of Health & Tennis Corporation of America be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

               FIRST: The name of the corporation shall be Bally Total Fitness Corporation.

     SECOND:   That in lieu of a meeting and vote of the sole stockholder, the stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:    That the aforesaid amendment was duly adopted in accordance with applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Health & Tennis Corporation of America has caused this Certificate to be signed by Cary A. Gaan, its Senior Vice President, this 15th day of May, 1995.


                                         By: /s/ Cary A. Gaan
                                             -----------------------------------
                                             Cary A. Gaan, Senior Vice President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


                                    * * * *





     HEALTH & TENNIS CORPORATION OF AMERICA, a corporation organized and existing under and by virtue of the general Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:


     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of HEALTH & TENNIS CORPORATION OF AMERICA be amended by changing the 4 Article thereof so that, as amended, said Article shall be and read as follows:

          ARTICLE 4: The total number of shares of stock which the Company shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar Eighty-seven and one-half cents ($1.875), amounting in the aggregate to One Thousand Eight Hundred Seventy-five Dollars ($1,875.00); and

          FURTHER RESOLVED, each of the 12,000,000 common shares, $0.0001 par value, of the Company now issued and outstanding is hereby automatically reclassified and changed by this amendment (without any further act of the Company or its shareholders) into One-fifteenth-thousandth of a share (1/15000), $1.875 par value, stock; and

          FURTHER RESOLVED, that the proper officer of the Company be and hereby is authorized and instructed to receive and cancel each of the 12,000,000 common shares, $.0001 par value of the Company now issued and outstanding and to exchange therefor the proper number of common, $1.875 par value, stock as contemplated by these resolutions.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the Sate of Delaware.

     IN WITNESS WHEREOF, said HEALTH & TENNIS CORPORATION OF AMERICA has caused this certificate to be signed by H. Robert Jochem, its Vice President, and attested by Michael L. Sklar, its Assistant Secretary, this 22nd day of January, 1985.



                                   HEALTH & TENNIS CORPORATION OF AMERICA


                                   By:  /s/ H. Robert Jochem
                                       -----------------------------------------
                                        H. Robert Jochem, Vice President

ATTEST:

By: /s/ Michael L. Sklar
    -------------------------------
    Michael L. Sklar,
      Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * *




     HEALTH & TENNIS CORPORATION OF AMERICA, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of HEALTH & TENNIS CORPORATION OF AMERICA be amended by changing the 4 Article thereof so that, as amended, said Article shall be and read as follows:

          ARTICLE 4: The total number of shares of stock which the corporation shall have authority to issue is Fifteen Million (15,000,000) and the par value of each of such shares is One Ten Thousandth of One Cent (.0001) amounting in the aggregate to Fifteen Hundred Dollars ($1,500.00).

          FURTHER RESOLVED, each of the 1,500 Common shares, $1.00 par value, of the Company now issued and outstanding is hereby automatically reclassified and changed by this amendment (without any further act of the corporation or its shareholders) into Six Thousand (6,000) shares of Common, .0001 par value, stock; and

          FURTHER RESOLVED, that the proper officer of the Company be and hereby is authorized and instructed to receive and cancel each of the 1,500 Common shares, $1.00 par value of the Company now issued and outstanding and to exchange therefor the proper number of Common, .0001 par value, stock as contemplated by these resolutions.

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said HEALTH & TENNIS CORPORATION OF AMERICA has caused this certificate to be signed by Donahue L. Wildman, its President, and attested by Michael L. Sklar, its Ass't Secretary, this 11th day of October, 1982.


                                   HEALTH & TENNIS CORPORATION OF AMERICA


                                   By  /s/ Don Wildman Pres.
                                       -----------------------------------------


ATTEST:

By /s/ Michael L. Sklar     Asst. Sec.
   -----------------------------------

                            [STATE OF DELAWARE SEAL]


     I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Restated Certificate of Incorporation of the "HEALTH & TENNIS CORPORATION OF AMERICA", as received and filed in this office the nineteenth day of November, A.D. 1975, at 10 o'clock A.M.


                              In Testimony Whereof, I have hereunto set my hand and official seal at Dover this nineteenth day of November in the year of our Lord one thousand nine hundred and seventy-five.


[SEAL]                                  /s/ Robert H. Reed
                                   ---------------------------------------------
                                     Robert H. Reed           Secretary of State



                                    /s/ G.A. Biddle
                                   ---------------------------------------------
                                                       Ass't. Secretary of State

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     HEALTH & TENNIS CORPORATION OF AMERICA


                                   * * * * *


     HEALTH & TENNIS CORPORATION OF AMERICA, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is HEALTH & TENNIS CORPORATION OF AMERICA and the name under which the corporation was originally incorporated is CHICAGO HEALTH CLUBS II, INC.

     The date of filing its original Certificate of Incorporation with the Secretary of State was October 5, 1972.

     2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation in order to change the status of the corporation to that of a close corporation.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

     1. The name of the corporation is HEALTH & TENNIS CORPORATION OF AMERICA (a close corporation).

     2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3.   The nature of the business or purposes to be conducted or promoted is:
To own and operate health clubs and related companies.

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is one hundred thousand (100,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

          The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

          Shares of stock of this corporation are to be issued and held by each and every stockholder of this corporation upon and subject to the following terms and conditions:

          (a) All of the issued and outstanding stock of all classes shall be held of record by not more than 30 persons, as defined in section 342 of the General Corporation Law;

          (b) The corporation shall make no offering of any of its stock of any class which would constitute a "public offering" within the meaning of the United States Securities Act of 1933, as it may be amended from time to time; and

          (c) Transfers of shares of the stock of any class of the corporation shall be subject to rights of first refusal as follows:

               (i)  Notice.   If a stockholder receives a bona fide offer to
purchase and such stockholder intends to transfer shares of which he is owner to any person other than the Corporation, he shall give sixty days written notice to each remaining stockholder of his intention to transfer shares in accordance with such offer. The notice, in addition to stating the fact of the intention to transfer shares, shall state the number of shares to be transferred, the name, business and residence address of the proposed transferee, whether or not the transfer is for a valuable consideration, and, if so, the amount thereof and the other terms of sale.

               (ii) Exercise of Primary Option.   Within sixty days of the
receipt of the notice of intention to transfer shares by the last of the remaining stockholders to receive such notice, each remaining stockholder may exercise an option to purchase that proportion of the shares proposed to be transferred which equals the proportion which the number of shares owned by each such remaining stockholder at the time of his receipt of notice is of the total of the shares then owned by all the remaining stockholders. The purchase option granted in this paragraph 4(c)(ii) is hereinafter sometimes referred to as the "primary option".

     (iii) Failure to Exercise Primary Option -- Secondary Option. If a stockholder fails to exercise the primary option granted to him to purchase shares, each remaining stockholder who is granted and who exercises a primary option may within ten days after the expiration of the sixty-day option period provided for in paragraph 4(c)(ii) above, exercise an option to purchase the shares with respect to which such stockholder has failed to exercise his primary option (hereinafter "the option shares"). In the case of a single remaining stockholder, his option shall be to purchase all of the option shares. In the case of two or more remaining stockholders, each such remaining stockholder's option shall be to purchase the number of the option shares which bears the same proportion to the total number of the option shares as the number of shares owned by each such remaining stockholder at the time of receipt of the notice provided for in paragraph 4(c)(ii) above bears to the total number of shares then owned by all such remaining stockholders; provided that all such remaining stockholders may, by agreement among themselves, determine the proportion in which some or all of their number may exercise the option granted in this paragraph 4(c)(iii).

     (iv) Purchase of All Shares. The stockholders who are granted options to purchase shares must, in the aggregate, exercise their options to purchase all of the shares proposed to be transferred by the transferring stockholder or forfeit their purchase options.

     (v) Use of Written Notice. All notice provided for herein shall be in writing and made either (a) by actual delivery of the notice into the hands of the parties thereunto entitled or (b) by the mailing of the notice in the U.S. Mail to the last known address of the party entitled thereto, Registered Mail - Return Receipt Requested. Such notices shall be deemed to have been received only when actually received by the party or parties entitled thereto. The stockholders who exercise the primary or secondary purchase options granted above shall do so by delivery of written notice of their exercise of the options, within the time provided above, to the proposed transferor.

     (vi) Purchase Price and Terms. The purchase price of the shares shall be the price, if any, offered to the proposed transferee as set forth in the notice provided for in paragraph 4(c)(i) above and shall be paid in accordance with the terms offered to the proposed transferee set forth in said notice. In the event payment shall be in installments then notwithstanding the terms and conditions of the offer, shares of stock purchased shall be pledged to secure the obligation. No option shall be deemed validly exercised unless the stockholder wishing to exercise such option shall agree to meet all other material terms and conditions of the bona fide offer.

     (vii) Closing. Unless otherwise agreed by the stockholders involved, the closing of the sale and purchase of shares provided for herein shall take place at the general offices of the Corporation on the date ten days after delivery to the selling stockholder of written notice by the last of the purchasing stockholders to deliver such notice of his exercise of the option to purchase the selling stockholder's shares. At the closing of the sale and purchase, the parties thereto shall execute and deliver to each other the various documents that shall be required to carry out the undertakings hereunder and the selling stockholder shall deliver to the Corporation his resignation and that of his nominees, if any, as officers and directors of the Corporation and any of its subsidiaries.

          (viii) Forfeit of Option - Rights. If the purchase options are forfeited or are not exercised in compliance with the terms hereof, then the shares may be transferred within ten days after the expiration of the seventy-day option period granted to each remaining stockholder to the transferee named in the notice required above and upon the terms therein stated provided that such shares in the hands of the transferee shall be and remain subject to the terms hereof.

          (ix) Restriction - Transfer & Pledge. Transfers of the shares made otherwise than in accordance with this Certificate of Incorporation shall be void. Stockholders may pledge stock which they own provided any pledgee of the shares of such stockholder shall take such stock subject to all terms and conditions of this agreement. No stockholder shall make a gift of his shares, provided that a transfer of shares to any person by will or in accordance with the laws of descent and distribution shall not be restricted by the provisions of this Certificate of Incorporation except to the extent that such shares in the hands of any such person shall be and remain subject to the terms hereof.

          (x) All certificates representing shares of the Corporation's stock of every class shall bear the following legend:

               "The sale, transfer or encumbrance of the shares represented by this certificate is subject to restrictions contained in the Certificate of Incorporation of this Corporation."

     5.   The Corporation is to have perpetual existence.

     6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the bylaws of the Corporation.

     7. The Corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other Corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders or otherwise.

     8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

     9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that in no event may any such provision be amended, altered, changed or repealed without the unanimous written consent of all of the stockholders.

     4. This Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245, of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said HEALTH & TENNIS CORPORATION OF AMERICA has caused this certificate to be signed by Donahue L. Wildman its President, and attested by Michael L. Sklar its Asst. Secretary, this 31st day of October, 1975.


                                   HEALTH & TENNIS CORPORATION
                                     OF AMERICA



                                   By /s/ Don Wildman
                                      -------------------------
                                         President


ATTEST:


By /s/ Michael L. Sklar
   -------------------------
   Asst. Secretary




CORPORATE SEAL

                            [State of Delaware Seal
                         Office of Secretary of State.]

I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Amendment of the "CHICAGO HEALTH CLUBS II, INC.", as received and filed in this office the twenty-sixth day of October, A.D. 1973, at 3 o'clock P.M.

                               In Testimony Whereof, I have hereunto set my hand
                                and official seal at Dover this twenty-sixth day
                                              of October in the year of our Lord
                                    one thousand nine hundred and seventy-three.


                                                              /s/ Robert H. Reed
                                           -------------------------------------
                                           Robert H. Reed    Secretary of State


                                                                 /s/ G.A. Biddle
                                           -------------------------------------
                                           G.A. Biddle  Ass't Secretary of State



                                     [Seal]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

     CHICAGO HEALTH CLUBS II, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of CHICAGO HEALTH CLUBS II, INC. be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:

     "1.  The name of the corporation is HEALTH & TENNIS CORPORATION OF AMERICA

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of The General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said CHICAGO HEALTH CLUBS II, INC. has caused this certificate to be signed by Donahue L. Wildman, its President, and attested by Michael Sklar, its Assistant Secretary this 24th day of October, 1973.

                                        CHICAGO HEALTH CLUBS II, INC.


                                        By /s/ Donahue L. Wildman, President
                                           ---------------------------------
                                           Donahue L. Wildman, President


ATTEST:


/s/ Michael L. Sklar
-------------------------------
Michael L. Sklar, Assistant
  Secretary

             [STATE OF DELAWARE OFFICE OF SECRETARY OF STATE SEAL]

I, WALTON H. SIMPSON, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of


Certificate of Incorporation of the "CHICAGO HEALTH CLUBS II, INC.", as received and filed in this office the fifth day of October, A.D. 1972, at 10 o'clock A.M.




                               In Testimony Whereof, I have hereunto set my hand
                                       and official seal at Dover this fifth day
                                              of October in the year of our Lord
                                      one thousand nine hundred and seventy-two.

                                                     /s/  Walton H. Simpson
                                                    ----------------------------
                                                              Secretary of State

[SEAL]
                                                                 /s/ [illegible]
                                                    ----------------------------
                                                        Asst. Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                         CHICAGO HEALTH CLUBS II, INC.

                                   * * * * *

     1.   The name of the corporation is

           CHICAGO HEALTH CLUBS II, INC.

     2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3.   The nature of the business or purposes to be conducted or promoted is:

     To own and operate health club and related companies.

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage of otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

     In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

     The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

     4. The total number of shares of stock which the corporation shall have authority to issue is one hundred thousand (100,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

     5.   The name and mailing address of each incorporator is as follows:

     NAME                          MAILING ADDRESS
     ----                          ---------------

S. E. Widdoes                      100 West Tenth Street
                                   Wilmington, Delaware 19801

W. J. Reif                         100 West Tenth Street
                                   Wilmington, Delaware 19801

J. L. Rivera                       100 West Tenth Street
                                   Wilmington, Delaware 19801

     6.   The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     8. Indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders or otherwise.

     9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 5th day of October, 1972.



                                                  S. E. Widdoes
                                                  ----------------------------

                                                  W. J. Reif
                                                  ----------------------------

                                                  J. L. Rivera
                                                  ----------------------------



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